Exhibit 99.1

National Fuel
Philip C. Ackerman Chairman and Chief Executive Officer

January 11, 2008

Dear Fellow National Fuel Shareholder:

As you know, a disruptive proxy contest has been launched by a group of U.S. and Cayman Island entities led by the hedge fund New Mountain Vantage Advisers, LLC and its principal Steven B. Klinsky (collectively, “New Mountain”) to propose their own slate of directors to serve on the Board of National Fuel Gas Company (“National Fuel” or the “Company”). We believe that, if New Mountain’s candidates are elected, they will pursue a course of action that may serve New Mountain’s short-term interests, but would harm the majority of our shareholders.

National Fuel has delivered extraordinary returns for you. We are asking for your vote so that we can continue to work for your interests.

Total Return to	One Year Ending	Three Years Ending	Five Years Ending	Ten Years Ending
Shareholders	9/30/07	9/30/07	9/30/07	9/30/07
S&P500	16%	45%	105%	89%

S&P400 Utilities	19%	55%	130%	185%

National Fuel	32%	83%	185%	214%

Now, more than ever, your vote counts. Even if you have already voted New Mountain’s blue card, the enclosed WHITE proxy card gives you an opportunity to support your Company’s outstanding record of providing value to shareholders by voting to re-elect Robert Brady, Rolland Kidder and John Riordan – who collectively have more than 25 years of experience and service on your Board, and many more years than that in the natural gas industry. They also own a total of 51,190 shares of Company stock, many times the personal investment of New Mountain’s candidates.

For more information on New Mountain’s recommendations and your Company’s responses, see the enclosed Shareholder Information Paper (the “Shareholder Information Paper”), or you can go to www.nationalfuelgas.com and click on “Important Information for National Fuel Shareholders.”

We believe that New Mountain’s fund managers have strong personal financial incentives to favor short-term gains, at the expense of our long-term sustainable business strategy. As a result, we believe that they are not trying to build your Company; instead, they propose effectively to liquidate it by selling off the ownership of important pieces of a successful integrated energy company. From New Mountain’s public filings, it appears that New Mountain already has an on-paper profit of close to $80 million in National Fuel shares, and we suspect that their aggressive actions are motivated in part by their desire for increased trading liquidity so that they can realize their profit. In reading any material from New Mountain we ask that you keep in mind the personal monetary interests of the New Mountain fund managers, which we believe are at odds with the interests of a majority of the Company’s shareholders.

You may receive one or more communications from New Mountain urging you to vote for their candidates. We disagree with many of the statements made by New Mountain in their soliciting materials, as we discuss below and in the enclosed Shareholder Information Paper.

We are troubled by New Mountain’s continuing refusal to share with us the Schlumberger Data & Consulting report, the very document they cite as the foundation of their principal claim, and which they purport to summarize on their website. We dispute their continuing claim that we have not even considered their recommendations despite our detailed public responses. We also question their continuing tactic, in their discussions of master limited partnerships and elsewhere, of selecting examples of companies with business mixes and assets that differ from ours in significant ways and, without explaining these important differences, instead implying that the implementation of New Mountain’s recommendations or the election of their candidates would somehow bring that aspect of your Company’s performance up to that “best in class” level.

We are also troubled by New Mountain’s attempts to portray themselves as the guardians of individual pension investments without fairly disclosing the extent to which their owners are something entirely different. And we question New Mountain’s attempts to take credit for actions the Company was taking before New Mountain had ever proposed their suggestions. National Fuel had determined to replace its senior Exploration & Production (“E&P”) management, and was accelerating Appalachian drilling, well before New Mountain made its move on your Company (see the enclosed Shareholder Information Paper for more information). National Fuel sold its European assets at a considerable profit, unlike almost all of the similar companies who diversified overseas, before New Mountain intervened. We were seriously considering selling the Canadian E&P assets long before New Mountain intervened, and in fact sold our Canadian oil properties in 2003. We left it for the new E&P management team to weigh in on the final decision to sell the rest of our Canadian assets, which was accomplished at the end of 2007 (contributing to your Company’s record profits in 2007).

New Mountain complains about your Company’s “corporate governance” arrangements such as a staggered board and a shareholder rights plan, when those takeover defenses have prevented New Mountain from simply buying more shares and seizing effective control of your Company in a single stroke. In other words, your Company’s corporate governance arrangements have ensured that all the shareholders have the opportunity to fairly and carefully consider the different positions on these issues and then to voice their opinions, which we believe is of paramount importance given all that is at stake. At the same time, those corporate governance arrangements have certainly not prevented either New Mountain from voicing their opinions, or your Company from carefully analyzing and responding to their suggestions.

We note that New Mountain could have nominated a single director to hold 10% of the voting power on your Board to match New Mountain’s ownership of 9.6% of the Company’s outstanding stock. Instead, they currently seek 30% of the voting power on your Board, revealing a plan that belies their claims that they are merely a shareholder with “suggestions” or “alternatives” for National Fuel’s consideration.

We respect New Mountain’s right as a shareholder to express its opinions regarding National Fuel, and we will continue to keep an open mind. Contrary to New Mountain’s statements, however, they have not sought to “work constructively” with your Company. We have, for more than a year, engaged in discussions with New Mountain about their ideas for how your Company should be structured and how your assets should be developed. They have made recommendations without providing support that we find credible. After careful consideration, we believe that New Mountain’s recommendations are flawed by inadequate analysis, and are not in the best interests of all of National Fuel’s shareholders at this time. We disagree with what we believe to be New Mountain’s unwise financial engineering schemes, and we are not willing to risk your Company’s reputation on financial gimmicks that would not stand the test of time. Rather than relying on unsupported recommendations, we believe that your Company is more likely to prosper in the future by relying on real assets and careful analysis of real data.

Your vote counts, no matter how many shares you own, and we ask you to cast your vote using each WHITE proxy card you receive in order to protect your Company from New Mountain’s “recommendations.”

Respectfully,

/s/ Phil Ackerman Phil Ackerman Chairman and Chief Executive Officer	/s/ Dave Smith Dave Smith President and Chief Operating Officer	/s/ Ron Tanski Ron Tanski Treasurer and Principal Financial Officer

Important!

•	Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy card.

•	Please vote each WHITE proxy card you receive since each account must be voted separately. Only your latest dated proxy counts. We urge you NOT to sign any Blue proxy card sent to you by New Mountain.

•	Even if you have sent a Blue proxy card to New Mountain, you have every right to change your vote. You may revoke that proxy, and vote as recommended by management by signing, dating and mailing the enclosed WHITE proxy card in the enclosed envelope.

•	If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided today. You may also vote via the Internet or by telephone by following the voting instructions on the WHITE proxy card.

•	If your shares are held in the name of a brokerage firm or bank nominee, please sign, date and mail the enclosed WHITE proxy card in the postage paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions on how to vote your shares,
please call our proxy solicitor:

MORROW & CO., LLC at (800) 252-1959

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2008 Annual Meeting, National Fuel Gas Company has filed a definitive proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”).  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NATIONAL FUEL GAS COMPANY AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING.  Investors may contact Morrow & Co., LLC, National Fuel Gas Company’s proxy advisor for the 2008 Annual Meeting, at (800) 252-1959 or by email at nfginfo@morrowco.com.  Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the SEC concerning National Fuel Gas Company at the SEC’s website at http://www.sec.gov.  Free copies of National Fuel Gas Company’s SEC filings are also available on National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  These materials and other documents may also be obtained for free from: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

National Fuel Gas Company and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from National Fuel Gas Company’s stockholders with respect to the matters considered at National Fuel Gas Company’s 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the definitive proxy statement on Schedule 14A filed with the SEC on January 11, 2008, and on National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with National Fuel Gas Company’s 2008 Annual Meeting.

FORWARD-LOOKING STATEMENTS

This letter contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, statements regarding future prospects, plans, performance, capital structure and business structure, and anticipated or potential capital expenditures, acquisitions or dispositions, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” and “may” and similar expressions. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; uncertainty of oil and gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company’s ability to obtain funds from operations, from borrowings under our credit lines or other credit facilities or from issuances of other short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.